                                                                      Exhibit 11


                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                                Three Months Ended
                                                   September 30,
                                         --------------------------------
Earnings Per Common Share                     2004             2003
   Basic                                      $0.18           $0.17
   Average Shares Outstanding               5,406,590       4,522,116
   Diluted                                    $0.18           $0.16
   Average Shares Outstanding
   (including dilutive effect of
   options and warrants)                    5,675,561       4,742,419



                                                Nine Months Ended
                                                  September 30,
                                         --------------------------------
Earnings Per Common Share                     2004             2003
   Basic                                      $0.60           $0.70
   Average Shares Outstanding               5,398,638       3,442,022
   Diluted                                    $0.58           $0.65
   Average Shares Outstanding
   (including dilutive effect of
   options and warrants)                    5,637,342        3,671,841



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